Exhibit 5.1

November 15, 2005

3Com Corporation

350 Campus Drive

Marlborough, MA 01752

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am Senior Corporate Counsel and Assistant Secretary for 3Com Corporation, a Delaware corporation (the “Company”), and am issuing this opinion in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about November 17, 2005 (as such may thereafter be amended or supplemented, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of 30,000,000 shares of the Company’s Common Stock (the “Shares”) that are to be issued pursuant to the 3Com Corporation 2003 Stock Plan, as amended (the “2003 Plan”). I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation, as amended; and (iii) such records of the corporate proceedings of the Company as I have deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) such other records and documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when issued and sold by the Company pursuant to and in accordance with the 2003 Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

This opinion is furnished by me as Senior Corporate and Assistant Secretary for the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Garrison R. Smith

Garrison R. Smith

Senior Corporate Counsel and Assistant Secretary